EXHIBIT 23.1

Consent of Independent Registered

Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51434) of News Corporation pertaining to the Investment Plan for Former Chris-Craft/UTV Employees of our report dated June 25, 2007, with respect to the financial statements and schedule of Investment Plan for Former Chris-Craft/UTV Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Los Angeles, California

June 25, 2007